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                                  EXHIBIT 10.6

                    First Amendment to Employment Agreement
                            dated December 15, 2004,
                            between the Corporation
                               and C. James Bess

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                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT

                                 (C. JAMES BESS)

      This First Amendment (the "Amendment"), dated as of the 15th day of December 2004, by and among NORTH COUNTRY FINANCIAL CORPORATION, a Michigan corporation (the "Company"), and C. JAMES BESS ("Employee").

                                   WITNESSETH:

      WHEREAS, the Company and Employee are parties to that certain Employment Agreement dated August 10, 2004 (the "Employment Agreement"); and

      WHEREAS, the parties desire to amend the Employment Agreement, on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the premises and the mutual undertakings set forth herein the parties hereto agree as follows:

      1. The first sentence of Section 1 of the Employment Agreement captioned "Employment and Duties" is hereby deleted in its entirety and replaced with the following:

                  In accordance with actions taken and authorized by the Board of Directors of the Company (the "Company Board"), effective upon the latest to occur of: (i) the payment of the amount due to Employee pursuant to Section 5 of the Employment Agreement dated August 1, 2003, by and between the Company and Employee, and (ii) the closing of the transactions provided for in the Stock Purchase Agreement dated August 10, 2004, as amended (the "Stock Purchase Agreement"), between the Company and NCFC Recapitalization, LLC (the "Effective Date"), Employee shall become employed and appointed as the

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            President and Chief Executive Officer of the Company's wholly-owned subsidiary, North Country Bank and Trust (the "Bank"), and shall have the duties and responsibilities commensurate with such titles and offices, including, without limitation, all such duties and responsibilities as now are or hereafter may be set forth with respect to such offices in the by-laws of the Bank.

            2. A new subsection (c) is added to Section 3 of the Employment s Agreement captioned "Cash Compensation" as follows:

                  (c) if, before this Agreement terminates or expires, the Bank is no longer subject (whether or not the Bank has received formal notice of such) to any formal or informal enforcement action including cease and desist orders, written agreements or memoranda of understanding by or with any federal or state banking regulatory agency, a cash bonus of $360,000.

      3. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such term in the Employment Agreement.

      4. In the event there is a conflict between the terms of the Employment Agreement and the terms of this Amendment, the terms of this Amendment shall control.

      5. The Employment Agreement, as hereby amended, shall continue in full force and effect, to the fullest extent not inconsistent with this Amendment.

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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            NORTH COUNTRY FINANCIAL CORPORATION

                                             By /s/ John D. Lindroth
                                                --------------------------------
                                                Its Chairman

                                             /s/ C. James Bess
                                             ----------------------------------
                                             C. James Bess

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